MINISTRY OF NATURAL RESOURCES & ENVIRONMENT __________ No: 67/GP – BTNMT	SOCIALIST REPUBLIC OF VIETNAM Independence - Freedom – Happiness ____________________ Ha Noi, January 10th 2008

MINISTER OF NATURAL RESOURCES & ENVIRONMENT

Pursuant to the Mineral Law dated 20 March 1996; Law on Amendment and Supplement to some articles of Mineral Law dated 14 June 2005;

Pursuant to Decree No. 160/2005/ND-CP dated 27 December 2005 by the Government providing detailed guidelines for the implementation of Mineral Law and Law on Amendment and Supplement to some articles of Mineral Law;

Pursuant to Decree 91/2002/ND-CP dated 11 November 2002 by the Government stipulating functions, responsibility, power and structure of the Ministry of Natural Resources and Environment;

Pursuant to the Prime Minister’s opinions stated in the Official letter No. 2581/VPCP-CN dated 16 May 2007 issued by the Government office regarding primary gold exploration in Phuoc Duc and Phuoc Xuan communes, Phuoc Son district, Quang Nam province;

Pursuant to the Investment Licence No. 2355/GP dated 20 October 2003 by the Ministry of Planning and Investment regarding approval on the establishment of Phuoc Son Gold Company Limited;

Pursuant to the opinion of the Ministry of Industry (Official letter No. 1270/BCN-CLH dated 29 March 2007); the opinion of the Department of Forestry under the Ministry of Agriculture and Rural Development (Official letter No. 1143/CV-SDR dated 3 August 2007) regarding primary gold exploration in Phuoc Son district, Quang Nam province;

In consideration of recommendations by the Quang Nam People’s Committee in the Official letter No. 1784/UBND-KTN dated 22 June 2006 and Official letter No. 471/UBND-KTN dated 01 March 2007 regarding primary gold exploration in Phuoc Son, Quang Nam;

After perusing the exploration licence application submitted by PSGC on 06 July 2005, resubmitted on 04 September 2007 and the evaluation report by the Committee for Mineral Activity Project and Report Assessment of the Ministry of Natural Resources and Environment in the meeting dated 14 June 2007 regarding the gold exploration program in Phuoc Son area, Phuoc Duc and Phuoc Xuan communes, Phuoc Son district, Quang Nam province;

At the resquest of the Director General of the Department of Geology and Minerals of Vietnam.

DECIDES

Article 1: To permit Phuoc Son Gold Company Limited to do exploration for primary gold in Phuoc Son area, Phuoc Duc and Phuoc Xuan communes, Phuoc Son district, Quang Nam province;

1.

Exploration area: 42 km2 (forty two sq.km) specified on the 1/50000 scale topographic map No F-48-45-A (VN2000 system) or 6540 III and 6539 IV sheets (UTM system) as specified by controlling points numbered from 1 to 17 shown on the exploration area map and Appendix 1 annexed to this Licence, not including the two sub-areas of 1.52 ha specified by points numbered from 18 to 41 which are of the Mining Licence No 116/GP-BTNMT granted by the Ministry of Natural Resource and Environment on 23 January 2006;

2.	Volume of key exploration work: indicated in Appendix 2 attached hereto;
3.	Exploration term: 24 (twenty four) months from the signing date of this licence;
4.	Exploration expenditure: self-funded by the Company (applying the currently relevant unit prices);
5.

Escrow registered at the State Treasury or banks (either Vietnam State Bank or a foreign bank permitted to operate in Vietnam): US$ 161,728.75 (One hundred and sixty one thousand, seven hundred and twenty eight US dollars, seventy five cents).

Article 2: PSGC shall be responsible for:

1.

Carrying out exploration for primary gold as stipulated in Article 1 of this licence and exploration methods and programs approved by the Committee for Mineral Activity Project and Report Assessment of the Ministry of Natural Resources and Environment dated 14 June 2007; executing the exploration work in accordance with technical procedures and requirements on labor safety and environment protection; inspecting and undertaking responsibility for quantity, quality and accuracy of reports on project implementation; filing original documents and relevant field documents and protecting samples and drill cores as required by relevant regulations;

2.

Registering the escrow in accordance with the Law and as stipulated in Article 1 of this licence; submitting the Department of Geology and Minerals of Viet Nam (DGMV) the confirmation letter of the State Treasury or the bank where the escrow is registered so that DGMV can control, inspect and decide whether to return or confiscate the escrow to the State Budget as stipulated by the law;

3.

Prior to conducting metallurgical sampling, sample weight, location, sampling schedule and methods should be registered with the Quang Nam Department of Natural Resources and Environment for site inspection and supervision.

4.	Protecting mineral resources; mining activities are strictly prohibited during exploration;
5.	Timely reporting in writing to the Ministry of Natural Resources and Environment for appropriate consideration if any other (than gold) kind of mineral is discovered during exploration;

6.

Submitting the exploration reports for evaluation and approval by the Committee of Mineral Reserve Assessment; submitting reports to the Geological Archive and mineral samples to the Geological Museum as stipulated by current regulations.

Article 3: The approved exploration programs can be only commenced after the exploration programs are informed to the Quang Nam Department of Mineral Resources and Environment, the Higher Command of the Fifth Military Zone and local authorities for co-ordinating in management, inspection and location of the exploration area, coordinates and landmarks.

In case PSGC fails to comply with regulations of the Mineral Law and Law on Amendment and Supplement to some articles of the Mineral Law and other related legal documents, or fails to fulfill its obligations stated herein, this licence shall be revoked as regulated by the Mineral Law and PSGC shall undertake all legal liabilities for related issues.

Distribution:

- QNPC

- Legal Dept (MoNRE)

- Office of the Committee of Mineral Reserve Assessment

- Central Vietnam Mineral Branch

- Quang Nam Dept of Natural Resources & Environment

- PSGC (02)

- File

For the Minister Vice Minister (signed and sealed) Tran The Ngoc

The exploration licence is registered

at the Department of Geology and Minerals of Vietnam

Registration no. 07DK/TD

Hanoi, 18 January 2008

For and on be half of the Director General

Deputy Director General

(signed and sealed)

Trinh Xuan Ben

MINISTRY OF NATURAL RESOURCES AND ENVIRONMENT

APPENDIX 1

TABLE OF COORDINATES OF GOLD EXPLORATION AREA AT PHUOC SON, PHUOC DUC AND PHUOC XUAN COMMUNES, PHUOC SON DISTRICT, QUANG NAM PROVINCE

(Attached to Exploration Licence no. 67/GP-BTNMT dated 10 January 2008 by Ministry of Natural Resources and Environment)

1. Coordinates of exploration area:

	VN-2000 system (Central meridian 105o, 6 degree projection zone)		UTM system
Points	X (m)	Y (m)	X (m)	Y (m)
1.	1720 627	789 635	1720 188	790 240
2.	1716 776	793 103	1716 337	793 708
3.	1716 422	792 709	1715 983	793 314
4.	1714 327	794 595	1713 888	795 200
5.	1709 846	794 595	1709 407	795 200
6.	1706 289	790 645	1705 805	791 250
7.	1711 695	789 645	1709 256	791 250
8.	1711 385	789 123	1710 946	789 728
9.	1712 693	790 421	1712 254	791 026
10.	1713 752	790 395	1713 313	791 000
11.	1713 793	789 861	1713 354	790 466
12.	1714 280	789 178	1713 841	789 783
13.	1714 792	789 846	1714 353	790 451
14.	1714 978	789 975	1714 539	790 580
15.	1715 270	789 742	1714 831	790 347
16.	1715 810	780 128	1715 371	790 733
17.	1717 114	790 336	1716 675	790 491

2. Coordinates of the areas of Mining Licence no. 116/GP-BTNMT granted by Ministry of Natural Resources and Environment on 23 January 2006:

	VN-2000 system (Central meridian 105o, 6 degree projection zone)		UTM system
Points	X (m)	Y (m)	X (m)	Y (m)
18.	1708 737	791 904	1708 298	792 509
19.	1708 719	791 954	1708 280	792 559
20.	1708 694	791 954	1708 255	792 559
21.	1708 612	791 916	1708 173	792 521
22.	1708 561	791 880	1708 122	792 485
23.	1708 600	791 871	1708 161	792 476
24.	1708 645	791 813	1708 206	792 418
25.	1708 696	791 841	1708 257	792 446
26.	1708 680	791 860	1708 241	792 465
27.	1708 676	791 914	1708 237	792 519
28.	1708 709	791 926	1708 270	792 531
29.	1709 634	792 242	1709 195	792 847
30.	1709 609	792 259	1709 170	792 864
31.	1709 608	792 243	1709 169	792 848
32.	1709 581	792 200	1709 142	792 805
33.	1709 585	792 175	1709 146	792 780
34.	1709 569	792 149	1709 130	792 754
35.	1709 557	792 145	1709 118	792 750
36.	1709 554	792 072	1709 115	792 677
37.	1709 556	792 072	1709 127	792 677
38.	1709 568	792 108	1709 129	792 713
39.	1709 579	792 096	1709 140	792 701
40.	1709 604	792 096	1709 165	792 701
41.	1709 609	792 225	1709 170	792 830

MINISTRY OF NATURAL RESOURCES AND ENVIRONMENT

APPENDIX 2

TABLE OF WORK VOLUME OF PRIMARY GOLD EXPLORATION AT PHUOC SON, PHUOC DUC AND PHUOC XUAN COMMUNES, PHUOC SON DISTRICT, QUANG NAM PROVINCE

(Attached to Exploration Licence no. 67/GP- BTNMT dated 10 January 2008 by Ministry of Natural Resources and Environment)

			Work Volume
No.	Items	Unit	The 1st year	The 2nd year	Total
1.	1/2000 scale geological maping	km2	10	10	20
	- Griding	km	60	50	110
2.	1/5000 scale geotechnical – hydrogeological mapping	Km2		5	5
	- Pump test	point		5	5
3.	Geochemical survey and sampling
	- Soil sampling	sample	0	3,500	3,500
	- Rock, ore, drill core sampling	sample	2,000	2,000	4,000
4.	Sample Preparation	sample
	- Soil sample	sample	0	3,500	3,500
	- Sample of rock, ore,...	sample	2,000	2,000	4,000
5.	Sample Analysis	sample
	- Thin section and polished section	sample	50	25	75
	- Petrological sample	sample	100	50	150
	- Soil sample	sample	0	3,500	3,500
	- Rock and ore sample	sample	2,000	2,000	4,000
	- Metallurgical sample	sample	1	1	2
	- Water sample	sample		20	20
	- Geo-mechanical sample	sample		40	40
6.	Geophysical work (surface)
	- IP	point	4,000	0	4,000
	- Dipole survey	point	50	0	50
7.	Trenching and pitting
	- Trenching	m3	2,000	1,500	3,500
	- Outcrop clearing	m3	100	200	300
8.	Topographic Survey
	- Locate workings from the site onto the map	work	100	100	200
	- IV level GPS grid establishment	point		5	5
	- 2nd level traverses	point		15	15
	- 3rd level traverses	point		30	30
	- 1/2000 scale topographic survey	km2		5	5
9.	Exploration drilling	m	4,500	8,135	12,635
	- Contingency	m		10,000	10,000
10.	Other expenditures
	- Compensation	estimated
	- Sample dispatch	kg	1,050	1,913	2,963
	- Camp (2%)